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                           Safeguard Scientifics, Inc. and Subsidiaries
                           Exhibit 11--Computation of Per Share Earnings
                              (In thousands except per share data)

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



                                                                              THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                                   JUNE 30               JUNE 30
                                                                             --------------------  --------------------
                                                                               1997       1996       1997       1996
                                                                             ---------  ---------  ---------  ---------
Primary earnings per common share
Net earnings...............................................................  $   5,636  $   5,408  $  10,128  $   9,388
Adjustment (1).............................................................       (128)      (381)      (217)      (513)
                                                                             ---------  ---------  ---------  ---------
                                                                             $   5,508  $   5,027  $   9,911  $   8,875
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Average common shares outstanding..........................................     31,326     29,753     31,225     29,629
Average common share equivalents...........................................        691      1,580        798      1,566
                                                                             ---------  ---------  ---------  ---------
Average number of common shares and common share equivalents outstanding...     32,017     31,333     32,023     31,195
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Primary earnings per common share..........................................  $     .17  $     .16  $     .31  $     .28
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Fully diluted earnings per common share
Net earnings...............................................................  $   5,636  $   5,408  $  10,128  $   9,388
Adjustment (1).............................................................       (128)      (381)      (217)      (513)
                                                                             ---------  ---------  ---------  ---------
                                                                             $   5,508  $   5,027      9,911  $   8,875
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Average common shares outstanding..........................................     31,326     29,753     31,225     29,629
Average common share equivalents...........................................        791      1,596        884      1,632
                                                                             ---------  ---------  ---------  ---------
Average number of common shares assuming full dilution.....................     32,117     31,349     32,109     31,261
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Fully diluted earnings per common share....................................  $     .17  $     .16  $     .31  $     .28
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
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(1) Net earnings are adjusted for the dilutive effect of public subsidiary common stock equivalents (primary) and convertible securities (fully diluted).